EXHIBIT 99.1

Cleco Corporation reports 2015 second quarter operational earnings of $0.53 per diluted share

PINEVILLE, La., July 27, 2015 - Cleco Corporation (NYSE: CNL) reported 2015 second quarter earnings of $30.2 million, or $0.50 per diluted share, down from $36.6 million, or $0.60 per diluted share recorded in the second quarter of 2014. Operational earnings, excluding special items, of $32.2 million, or $0.53 per diluted share, were down from $34.8 million, or $0.57 per diluted share recorded in the second quarter of 2014.

“We continue to feel the financial impact in 2015 as a result of the lower rates associated with our July 2014 formula rate plan extension and the loss of a wholesale customer late last year,” said Bruce Williamson, chairman, president and CEO of Cleco Corporation. “We are maintaining our operational focus as we enter the second half of the year and continue our efforts to complete our strategic transaction to deliver exceptional value to our public shareholders during the fourth quarter.”

Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures

	Diluted Earnings Per Share
	For the three months ended June 30		For the six months ended June 30
Subsidiary	2015	2014	2015	2014
Cleco Power LLC	$0.53	$0.53	$0.99	$0.97
Corporate and Other	—	0.04	(0.01)	0.03
Operational diluted earnings per share (Non-GAAP)	0.53	0.57	0.98	1.00
Adjustments[1]	(0.03)	0.03	(0.04)	0.03
Diluted earnings per share applicable to common stock	$0.50	$0.60	$0.94	$1.03

GAAP refers to United States generally accepted accounting principles.

1Refer to “Operational Earnings Adjustments” in this news release

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Cleco Corporation

Quarter-Over-Quarter Operational Diluted Earnings Per Share Reconciliation:

$0.57	2014 second-quarter operational diluted earnings per share

(0.18)	Non-fuel revenue
0.19	Rate refund accrual
0.02	Other expenses, net
0.02	Interest charges
(0.03)	AFUDC (allowance for funds used during construction)
(0.02)	Income taxes
$—	Cleco Power results quarter-over-quarter

(0.04)	Corporate and Other results quarter-over-quarter

$0.53	2015 second-quarter operational diluted earnings per share

(0.03)	Adjustments[1]

$0.50	2015 second-quarter reported GAAP diluted earnings per share

1Refer to “Operational Earnings Adjustments” in this news release

Cleco Power

•
Non-fuel revenue decreased earnings by $0.18 per share compared to the second quarter of 2014 primarily due to $0.16 per share related to lower sales to wholesale customers and $0.07 per share related to adjustments to Cleco Power’s formula rate plan in July 2014. These amounts were partially offset by $0.04 per share related to weather and $0.01 per share of higher transmission and distribution revenue.

•
Rate refund increased earnings by $0.19 per share compared to the second quarter of 2014 primarily due to $0.22 per share related to the absence of provisions for refunds as a result of the formula rate plan extension approved in June 2014. This amount was partially offset by $0.02 per share related to provisions for a transmission refund and $0.01 per share for an energy efficiency refund.

•
Other expenses, net, increased earnings by $0.02 per share compared to the second quarter of 2014 primarily related to $0.05 per share of lower maintenance expense largely from lower generating station outages. Also contributing to the increase was $0.01 per share of lower depreciation and amortization expense and $0.01 per share of lower miscellaneous expenses. These amounts were partially offset by $0.02 per share of higher non-recoverable fuel expenses primarily related to higher MISO transmission expenses and administrative fees and $0.03 per share of higher pension expense.

•	Interest charges increased earnings by $0.02 per share compared to the second quarter of 2014 primarily related to the absence of a customer surcredit.

•	AFUDC decreased earnings by $0.03 per share compared to the second quarter of 2014 primarily due to lower costs related to the completion of the Mercury and Air Toxics Standards (MATS) project.

•	Income taxes decreased earnings by $0.02 per share compared to the second quarter of 2014 primarily due to the adjustment to record tax expense at the projected annual effective tax rate.

Corporate and Other

•	Interest charges decreased earnings by $0.01 per share compared to the second quarter of 2014 primarily due to higher miscellaneous interest charges.

•
Income taxes decreased earnings by $0.03 per share compared to the second quarter of 2014 primarily due to $0.04 per share for a settlement with taxing authorities and $0.01 per share for tax credits. These decreases were partially offset by $0.01 per share for the adjustment to record tax expense at the consolidated projected annual effective tax rate and $0.01 per share for miscellaneous tax items.

For a discussion of other transactions affecting Cleco Power and Corporate and Other results, please refer to “Operational Earnings Adjustments” below.

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Cleco Corporation

Year-Over-Year Operational Diluted Earnings Per Share Reconciliation:

$1.00	Six months ended June 30, 2014, operational diluted earnings per share

(0.19)	Non-fuel revenue
0.20	Rate refund
0.09	Other expenses, net
0.02	Interest charges
(0.04)	AFUDC
(0.06)	Income taxes
$0.02	Cleco Power results year-over-year

(0.04)	Corporate and Other results year-over-year

$0.98	Six months ended June 30, 2015, operational diluted earnings per share

(0.04)	Adjustments[1]

$0.94	Six months ended June 30, 2015, reported GAAP diluted earnings per share

1Refer to “Operational Earnings Adjustments” in this news release

Cleco Power

•
Non-fuel revenue decreased earnings by $0.19 per share compared to the first six months of 2014 primarily due to $0.14 per share related to lower sales to wholesale customers and $0.10 per share related to adjustments to Cleco Power’s formula rate plan in July 2014. These amounts were partially offset by $0.04 per share of higher transmission and distribution revenue and $0.01 per share related to weather.

•
Rate refund increased earnings by $0.20 per share compared to the first six months of 2014 primarily due to $0.22 per share related to the absence of provisions for refunds as a result of the formula rate plan extension approved in June 2014 and $0.01 per share related to lower site specific generated refunds. These amounts were partially offset by $0.02 per share related to provisions for a transmission refund and $0.01 per share for an energy efficiency refund.

•
Other expenses, net, increased earnings by $0.09 per share compared to the first six months of 2014 primarily due to $0.16 per share of lower maintenance expense largely from lower planned generating station outages and $0.04 per share of lower depreciation and amortization expense. These amounts were partially offset by $0.06 per share of higher pension expense and $0.05 per share of higher non-recoverable fuel expenses primarily related to higher MISO transmission expenses and administrative fees.

•
Interest charges increased earnings by $0.02 per share compared to the first six months of 2014 primarily due to $0.03 per share related to the absence of a customer surcredit. This amount was partially offset by $0.01 per share related to a settlement with taxing authorities.

•	AFUDC decreased earnings by $0.04 per share compared to the first six months of 2014 primarily due to lower costs related to the completion of the MATS project.

•
Income taxes decreased earnings by $0.06 per share compared to the first six months of 2014 primarily due to $0.04 per share for an adjustment to record tax expense at the projected annual effective tax rate, $0.02 per share for a settlement with taxing authorities, and $0.01 per share for miscellaneous tax items. These decreases were partially offset by $0.01 per share for the flowthrough of state tax benefits.

Corporate and Other

•	Revenue decreased earnings by $0.06 per share compared to the first six months of 2014 primarily due to the transfer of Coughlin to Cleco Power.

•
Other expenses increased earnings by $0.06 per share compared to the first six months of 2014 due to $0.04 per share of lower operations and maintenance expense, $0.01 per share of lower depreciation expense, and $0.01 per share of lower miscellaneous expenses, all related to the transfer of Coughlin to Cleco Power.

•	Interest charges decreased earnings by $0.01 per share compared to the first six months of 2014 primarily due to higher miscellaneous interest charges.

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Cleco Corporation

•
Income taxes decreased earnings by $0.03 per share compared to the first six months of 2014 primarily due to $0.04 per share related to a settlement with taxing authorities, partially offset by $0.01 per share for the adjustment to record tax expense at the consolidated projected annual effective tax rate.

For a discussion of other transactions affecting Cleco Power and Corporate and Other results, please refer to “Operational Earnings Adjustments” below.

Operational Earnings Adjustments:

Cleco’s management uses operational diluted earnings per share, which is a non-GAAP measure, to evaluate the operations of Cleco and establish goals for management and employees. Management believes this presentation is appropriate and enables investors to more accurately compare Cleco’s operational financial performance over the periods presented. Operational earnings and operational diluted earnings as presented here may not be comparable to similarly titled measures used by other companies. Operational earnings and operational diluted earnings per share should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The following table provides a reconciliation of operational diluted earnings per share to reported GAAP diluted earnings per share.

Reconciliation of Operational Diluted Earnings Per Share to Reported GAAP Diluted Earnings Per Share

	Diluted Earnings Per Share
	For the three months ended June 30		For the six months ended June 30
	2015	2014	2015	2014
Operational diluted earnings per share	$0.53	$0.57	$0.98	$1.00
Life insurance policies	—	0.01	—	0.02
Tax levelization	(0.02)	0.01	—	—
Acadia Unit 2 indemnifications	—	0.01	—	0.01
Merger transaction costs	(0.01)	—	(0.04)	—
Reported GAAP diluted earnings per share applicable to common stock	$0.50	$0.60	$0.94	$1.03

Reconciling adjustments from operational diluted earnings per share to GAAP diluted earnings per share are as follows:

Life Insurance Policies

Cleco has life insurance policies covering certain members of management. These policies have a cash surrender value component that is carried as an asset and adjusted due to market changes, premium payments, or policy redemptions. Cleco is unable to predict market changes, cash surrender value amounts, or the timing of death benefits related to these policies, and management does not consider these items to be a component of operational earnings. The resulting adjustments for these items had no impact on earnings for the quarter or six months ended June 30, 2015. For the quarter and six months ended June 30, 2014, the resulting adjustments for these items increased earnings by $0.01 per share and $0.02 per share, respectively.

Tax Levelization

GAAP requires companies to apply an effective tax rate to interim periods that is consistent with the company’s estimated annual effective tax rate. As a result, on a quarterly basis, Cleco projects the annual effective tax rate and then adjusts the tax expense recorded in that quarter to reflect the projected annual effective tax rate. For the quarters ended June 30, 2015 and 2014, Cleco recorded a $0.02 per share expense and $0.01 per share benefit, respectively, from the levelization of its annual tax rate to bring the actual tax rate in line with the projected annual effective tax rate. The incremental adjustment for tax levelization is not related to the current quarter's operational earnings because it reflects the effect of the change in tax rates on operational earnings for the prior quarter.

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Cleco Corporation

Acadia Unit 2 Indemnifications

Acadia Power Partners, LLC provided limited guarantees and indemnifications to Entergy Louisiana when it acquired Acadia Unit 2 in April 2011. The indemnification liability was reduced either through expiration of the contractual life or through changes in the probability of a claim arising. During the quarter and six months ended June 30, 2015, the contractual expiration of the underlying indemnification had no impact on earnings. The resulting adjustment for this item for both the quarter and six months ended June 30, 2014, increased earnings by $0.01 per share.

Merger Transaction Costs

Cleco Corporation announced on Oct. 20, 2014, that it entered into an agreement to be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Management Corporation. Regulatory approval for the transaction is pending. For the quarter and six months ended June 30, 2015, merger transaction costs decreased earnings by $0.01 per share and $0.04 per share, respectively. Because these are one-time expenses, management does not consider these adjustments to be a component of operational earnings.

Cleco management will discuss the Company’s second-quarter 2015 results during a conference call scheduled for 8:30 a.m. Central time (9:30 a.m. Eastern time) Tuesday, July 28, 2015. The call will be webcast live on the internet. A replay will be available for 12 months. Investors may access the webcast through the Company’s website at www.cleco.com by selecting “Investors” and then “Q2 2015 Cleco Corporation Earnings Conference Call.”

Please note: Statements in this press release include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close; (ii) the failure to obtain regulatory approvals required for the merger, or required regulatory approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.
Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, which was filed with the Securities and Exchange Commission on Feb. 27, 2015, under the headings Part I, Item 1A, “Risk Factors,” Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in

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Cleco Corporation

subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution, and sale of electricity, primarily in Louisiana. Cleco Power owns 11 generating units with a total nameplate capacity of 3,340 megawatts. Cleco Power serves approximately 286,000 customers in Louisiana through its retail business, and it supplies wholesale power in Louisiana and Mississippi. Cleco Corporation announced on Oct. 20, 2014, that it entered into an agreement to be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Management Corporation. Louisiana Public Service Commission approval of the transaction is pending. For more information about Cleco, visit www.cleco.com.

Analyst Contact:
Tom Miller
tom.miller@cleco.com
(318) 484-7642

Media Contact:
Robbyn Cooper
robbyn.cooper@cleco.com
(318) 484-7136

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Cleco Corporation

	For the three months ended June 30
(Unaudited)	(million kWh)			(thousands)
	2015	2014	Change	2015	2014	Change
Electric Sales
Residential	819	788	3.9%	$65,878	$65,965	(0.1)%
Commercial	667	636	4.9%	45,434	46,399	(2.1)%
Industrial	479	543	(11.8)%	20,159	21,105	(4.5)%
Other retail	33	32	3.1%	2,557	2,568	(0.4)%
Surcharge	—	—	—%	5,112	2,845	79.7%
Total retail	1,998	1,999	(0.1)%	139,140	138,882	0.2%
Sales for resale	748	770	(2.9)%	15,134	22,683	(33.3)%
Unbilled	199	359	(44.6)%	11,301	22,663	(50.1)%
Total retail and wholesale customer sales	2,945	3,128	(5.9)%	$165,575	$184,228	(10.1)%

	For the six months ended June 30
(Unaudited)	(million kWh)			(thousands)
	2015	2014	Change	2015	2014	Change
Electric Sales
Residential	1,787	1,814	(1.5)%	$133,417	$140,898	(5.3)%
Commercial	1,298	1,259	3.1%	91,857	94,862	(3.2)%
Industrial	921	1,092	(15.7)%	40,166	42,931	(6.4)%
Other retail	67	64	4.7%	5,149	5,224	(1.4)%
Surcharge	—	—	—	10,561	5,280	100.0%
Total retail	4,073	4,229	(3.7)%	281,150	289,195	(2.8)%
Sales for resale	1,589	1,244	27.7%	32,859	35,268	(6.8)%
Unbilled	71	253	(71.9)%	4,867	16,949	(71.3)%
Total retail and wholesale customer sales	5,733	5,726	0.1%	$318,876	$341,412	(6.6)%

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (Unaudited)
For the three months ended June 30	2015	2014
Operating revenue
Electric operations	$276,661	$316,997
Other operations	15,803	14,568
Gross operating revenue	292,464	331,565
Electric customer credits	(3,390)	(22,495)
Operating revenue, net	289,074	309,070
Operating expenses
Fuel used for electric generation	84,011	56,696
Power purchased for utility customers	34,132	81,393
Other operations	31,436	28,727
Maintenance	21,436	26,245
Depreciation	36,468	37,570
Taxes other than income taxes	12,117	11,567
Merger transaction costs	(410)	365
Gain on sale of assets	—	(214)
Total operating expenses	219,190	242,349
Operating income	69,884	66,721
Interest income	90	350
Allowance for equity funds used during construction	460	2,029
Other income	764	2,495
Other expense	(695)	(369)
Interest charges
Interest charges, including amortization of debt expense, premium, and discount, net	20,040	20,635
Allowance for borrowed funds used during construction	(130)	(570)
Total interest charges	19,910	20,065
Income before income taxes	50,593	51,161
Federal and state income tax expense	20,359	14,528
Net income applicable to common stock	$30,234	$36,633

Average number of basic common shares outstanding	60,480,684	60,359,949
Average number of diluted common shares outstanding	60,800,806	60,626,135
Basic earnings per share
Net income applicable to common stock	$0.50	$0.61
Diluted earnings per share
Net income applicable to common stock	$0.50	$0.60
Dividends declared per share of common stock	$0.40	$0.40

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (Unaudited)
For the six months ended June 30	2015	2014
Operating revenue
Electric operations	$554,175	$586,756
Other operations	33,535	29,381
Gross operating revenue	587,710	616,137
Electric customer credits	(3,179)	(22,681)
Operating revenue, net	584,531	593,456
Operating expenses
Fuel used for electric generation	172,136	115,743
Power purchased for utility customers	78,213	134,117
Other operations	59,995	55,716
Maintenance	40,518	58,615
Depreciation	73,746	79,311
Taxes other than income taxes	25,589	25,674
Merger transaction costs	1,730	365
Gain on sale of assets	—	(145)
Total operating expenses	451,927	469,396
Operating income	132,604	124,060
Interest income	388	952
Allowance for equity funds used during construction	1,537	3,660
Other income	1,409	3,466
Other expense	(1,063)	(1,041)
Interest charges
Interest charges, including amortization of debt expense, premium, and discount, net	40,483	41,393
Allowance for borrowed funds used during construction	(451)	(1,059)
Total interest charges	40,032	40,334
Income before income taxes	94,843	90,763
Federal and state income tax expense	37,687	28,206
Net income applicable to common stock	$57,156	$62,557

Average number of basic common shares outstanding	60,470,989	60,424,591
Average number of diluted common shares outstanding	60,776,735	60,678,026
Basic earnings per share
Net income applicable to common stock	$0.95	$1.04
Diluted earnings per share
Net income applicable to common stock	$0.94	$1.03
Dividends declared per share of common stock	$0.80	$0.7625

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Thousands) (Unaudited)
	At June 30, 2015	At Dec. 31, 2014
Assets
Current assets
Cash and cash equivalents	$22,429	$44,423
Accounts receivable, net	69,761	69,598
Other current assets	378,621	386,583
Total current assets	470,811	500,604
Property, plant and equipment, net	3,176,951	3,165,458
Equity investment in investees	15,380	14,540
Prepayments, deferred charges and other	678,872	698,471
Total assets	$4,342,014	$4,379,073
Liabilities
Current liabilities
Long-term debt due within one year	$43,847	$18,272
Accounts payable	96,316	127,268
Other current liabilities	116,031	92,230
Total current liabilities	256,194	237,770
Long-term liabilities and deferred credits	1,191,438	1,164,380
Long-term debt, net	1,255,042	1,349,653
Total liabilities	2,702,674	2,751,803
Shareholders’ equity
Common shareholders’ equity	1,670,634	1,659,935
Accumulated other comprehensive loss	(31,294)	(32,665)
Total shareholders’ equity	1,639,340	1,627,270
Total liabilities and shareholders’ equity	$4,342,014	$4,379,073

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